Exhibit 99.2

Press Release

Oracle Buys MICROS Systems

Adds Innovative Hospitality and Retail Technology Vendor to

Expand Oracle into More Industries

REDWOOD SHORES, Calif. – June 23, 2014

Oracle today announced that it has entered into a definitive agreement to acquire MICROS Systems, Inc. (NASDAQ: MCRS), a provider of integrated software and hardware solutions to the Hospitality and Retail industries, for $68.00 per share in cash. The transaction is valued at approximately $5.3 billion, or $4.6 billion net of MICROS’ cash.

Cloud, mobile, social, big data and the internet of things are impacting every industry, encouraging companies to modernize in order to compete effectively. The addition of MICROS extends Oracle’s offerings in industries by combining MICROS’ industry specific applications with Oracle’s business applications, technologies and cloud portfolio. Together, Oracle and MICROS will help hotels, food & beverage facilities, and retailers to accelerate innovation, transform their businesses, and delight customers with complete, open and integrated solutions.

The Board of Directors of MICROS has unanimously approved the transaction. The transaction is expected to close in the second half of 2014, subject to MICROS stockholders tendering a majority of MICROS’ outstanding shares and shares representing vested equity incentive awards in the tender offer, certain regulatory approvals and other customary closing conditions.

“Oracle has successfully helped customers across multiple industries, harness the power of cloud, mobile, social, big data and the internet of things to transform their businesses,” said Oracle President Mark Hurd. “We anticipate delivering compelling advantages to companies within the Hospitality and Retail industries with the acquisition of MICROS.”

“MICROS has been focused on helping the world’s leading brands in our target markets since we were founded in 1977, including running more than 330,000 sites across 180 countries today,” said Peter Altabef, President and CEO, MICROS. “In combination with Oracle, we expect to help accelerate our customers’ ability to innovate and differentiate their businesses by utilizing Oracle’s technologies, cloud solutions and scale. We are very excited about the great opportunities this will create for our customers and employees.”

“We are committed to protecting and enhancing customer investments in MICROS solutions. MICROS’ management and employees will form a dedicated business within Oracle to maintain their focus on serving customers,” said Executive Vice President for Oracle Global Business Units Bob Weiler. “Our industry organizations maintain deep domain expertise and focused investment, which includes more than 18,000 Oracle employees and over $500 million in annual R&D spend. This model has proven highly successful across several industries, and we look forward to bringing these same benefits to the customers of MICROS.”

“We expect this transaction to be immediately accretive to Oracle’s earnings on a non-GAAP basis and to expand over time,” said Oracle President and CFO Safra Catz.

More information about this announcement is available at oracle.com/micros

Supporting Resources

•	About Oracle and MICROS
•	General Presentation
•	Customer and Partner Letter
•	FAQ

About Oracle

Oracle engineers hardware and software to work together in the cloud and in your data center. For more information about Oracle (NYSE:ORCL), visit www.oracle.com.

Trademarks

Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and MICROS, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of MICROS, anticipated customer benefits and general business outlook. When used in this document, the words “anticipates”, “can”, “will”, “look forward to”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or MICROS, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or MICROS may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or MICROS.

In addition, please refer to the documents that Oracle and MICROS, respectively, file with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and MICROS’ respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor MICROS is under any duty to update any of the information in this document.

Oracle is currently reviewing the existing MICROS product roadmap and will be providing guidance to customers in accordance with Oracle’s standard product communication policies.

Any resulting features and timing of release of such features as determined by Oracle’s review of MICROS’ product roadmap are at the sole discretion of Oracle. All product roadmap information, whether communicated by MICROS or by Oracle, does not represent a commitment to deliver any material, code, or functionality, and should not be relied upon in making purchasing decision. It is intended for information purposes only, and may not be incorporated into any contract.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of MICROS. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of MICROS, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO, and MICROS will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of MICROS are urged to read these documents when they become available because they will contain important information that holders of MICROS securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of MICROS at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Oracle and MICROS file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Oracle or MICROS at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Oracle’s and MICROS’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Contact Info

Deborah Hellinger Oracle Corporate Communications +1.212. 508.7935 deborah.hellinger@oracle.com	Ken Bond Oracle Investor Relations +1.650.607.0349 ken.bond@oracle.com